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                                                                    EXHIBIT 99.1

                                  PRESS RELEASE

              QUADRAMED CORPORATION ANNOUNCES DEFINITIVE AGREEMENT
                        TO ACQUIRE THE COMPUCARE COMPANY
      STRATEGIC ACQUISITION MARRIES QUADRAMED'S DISTRIBUTION STRENGTH WITH
         ONE OF THE MOST RESPECTED ENTERPRISE COMPANIES IN THE INDUSTRY

         Richmond, California - February, 3 1999 -- QuadraMed Corporation (Nasdaq: QMDC), a leading healthcare information technology company, announced today that it has signed a definitive agreement to acquire The Compucare Company, a privately-held provider of enterprise systems to hospitals and integrated delivery networks, based in Reston, Virginia. QuadraMed will issue approximately 2.7 million shares of its common stock in the transaction, which will be treated as a pooling of interests for accounting purposes.

         Jim Durham, QuadraMed's Chairman and Chief Executive Officer, said, "The acquisition of Compucare is an important strategic step for QuadraMed. We entered the market for enterprise solutions in the third quarter of 1998 because we believe that the products offered by existing core systems vendors are unable to meet the challenging needs of today's healthcare providers. Moreover, QuadraMed has built the distribution network and has amassed the capital and management resources required to compete successfully in this segment. Yet, we are unencumbered by the migration and compatibility issues that prevent current legacy systems vendors from developing truly innovative solutions."

         Durham continued, "After a comprehensive review of the current market offerings, we concluded that QuadraMed's enterprise solution, which is extremely robust and web-enabled, is rivaled only by Compucare's solution in terms of functionality and technological capability. Consequently, with this business combination, our enterprise offering, which will enable our customers to create an enterprise-wide, patient focused, longitudinal medical record, will be unparalleled in the industry. This enterprise product suite, combined with QuadraMed's suite of value-added products and services, will present a compelling value proposition to providers. By offering this total solution, we believe we will create tremendous value for our customers and our shareholders."

         Compucare's AFFINITY(R) HIS offering, installed in approximately 140 customer sites, is a flexible, scaleable, integrated information technology system designed to automate the work activities of a broad range of clinical, administrative and financial personnel in the hospital and affiliated clinics, physician offices, and other types of provider locations. The product can be purchased and installed separately or with third party applications, allowing customers to tailor their information systems to meet specific data management needs.

         Michael J. King, Compucare's Chairman, Chief Executive Officer and President said, "We are excited about this opportunity for our dedicated employees to become part of QuadraMed's team. This is also excellent news for our customers. We will continue our


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successful growth strategy, and combined with QuadraMed's extensive resources, robust value-added products and large customer base, we will be able to extend our sales and marketing reach and offer our customers and prospects a more competitive total solution."

         QuadraMed Corporation uses technology to transform disparate healthcare data into valuable, enterprise-wide information. Providing and distributing meaningful information through its software, services and Internet solutions, QuadraMed has enabled its 3,700 customers in the U.S. and Canada to generate operational efficiencies, improve cash flow and measure the cost and quality of care. QuadraMed has implemented its product and service solutions in more than 60% of the nation's hospitals. For more information about QuadraMed, its products and services, visit HTTP://WWW.QUADRAMED.COM.

         Compucare enables hospitals, hospital groups and their affiliated providers of all sizes to optimize their healthcare delivery through information technology and professional services. Compucare's pioneering role in the technology arena is exemplified by its early deployment of HIS applications on Windows NT, Unix and Internet platforms. For additional information, please visit Compucare's Web site at www.CompucareOnline.com.

         Compucare and AFFINITY are registered trademarks of The Compucare Company.

Except for the historical financial information contained herein, the matters discussed in this news release may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include declarations regarding the intent, belief or current expectations of the Company and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties; actual results could differ materially from those indicated by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: (i) variability in quarterly operating results, (ii) identification, consummation and assimilation of acquisitions,
(iii) dependence on large orders and customer concentration, (iv) dependence on hospitals and demand for the Company products and services in the healthcare information systems and services markets, (v) legislative or market-driven reforms in the healthcare industry, (vi) the Company's ability to develop and introduce new products, (vii) management of the Company's changing operations,
(viii) dependence on key personnel, (ix) development by competitors of new or superior products or entry into the market of new competitors, (x) risks related to product defects, (xi) risks associated with pending litigation, (xii) dependence on intellectual property rights, (xiii) volatility in the Company's stock price and historically low trading volume, (xiv) the success or failure of strategic alliances, (xv) risk of interruption in data processing, (xvi) risks associated with certain investments in early stage companies, and (xvii) other risks identified from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K/A filed on April 20, 1998, the registration statement on form S-4 filed with the Securities and Exchange Commission in January 1998 and the Quarterly Report on Form 10-Q for the period ended September 30, 1998.


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